UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2014

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On January 14, 2014, Express Scripts Holding Company (“Express Scripts” or the “Company”) announced the appointment of Cathy R. Smith as Executive Vice President and Chief Financial Officer of the Company, effective February 10, 2014.

Ms. Smith, age 50, will join Express Scripts from Wal-Mart Stores, Inc., where she has been executive vice president of strategy and chief financial officer for Walmart International since March of 2010. Previously, Ms. Smith held the position of executive vice president and chief financial officer at GameStop Corp., a video game retailer (2009-2010), Centex Corp., a leading U.S. homebuilder (2006-2009), and Kennametal, a global industrial tool manufacturer (2005-2006). Earlier in her career, Ms. Smith served in various finance roles for 18 years in aerospace/defense companies. She is a certified public accountant.

In connection with the commencement of Ms. Smith’s employment, it is expected she will enter into (i) an Executive Employment Agreement similar to those entered into with other executives of the Company, and (ii) a customary indemnification agreement with the Company. Ms. Smith’s initial annual base salary will be $725,000 and her target bonus opportunity for 2014 will be 100% of base salary. She will receive a one-time sign-on bonus of $500,000, which must be repaid to the Company if Ms. Smith voluntarily terminates her employment, or is terminated by the Company for cause, prior to February 10, 2016. Ms. Smith will also receive a one-time restricted stock unit grant upon the commencement of her employment with the Company valued at $2,000,000, which will vest over a four-year period with one-third vesting on or about each of the second, third and fourth anniversaries of the grant date. She is also eligible for annual equity grants under the Express Scripts, Inc. 2011 Long-Term Incentive Plan, with the initial target equity award grant date value to be $2,750,000, split evenly between non-qualified stock options, restricted stock units and performance share units. The terms of the awards are expected to be consistent with the annual award program for other senior executives. Ms. Smith will be eligible to participate in Express Scripts’ basic benefit plans, the Express Scripts, Inc. Executive Deferred Compensation Plan, to receive a company contribution of 6% of annual cash compensation under such plan, and to receive relocation assistance, all in accordance with the Company’s customary terms and policies and consistent with other senior executives.

A description of the terms of senior executives’ compensation, the standard form of executive employment agreement, the 2011 Long-Term Incentive Plan and the Executive Deferred Compensation Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A dated March 28, 2013, for the Company’s 2013 annual meeting of stockholders (the “2013 Proxy Statement”).

On February 10, 2014, concurrent with the effective date of the appointment of Ms. Smith, Matthew Harper will cease to be interim Chief Financial Officer of the Company and will continue to be employed in other roles at the Company.

Executive Employment Agreement with George Paz

On January 13, 2014, the Company entered into a new Executive Employment Agreement with George Paz, the Chairman, President and Chief Executive Officer of the Company. This agreement replaces and supersedes the current agreement with Mr. Paz, which was scheduled to expire on March 31, 2014. The new agreement provides for the following:

•	Term. The agreement with Mr. Paz runs through March 31, 2017.

•

Compensation and Benefits. The agreement generally provides for: (i) the payment of an initial annual base salary of $1.2 million, which may not be reduced after any increase; (ii) a minimum annual bonus plan target equal 150% of Mr. Paz’s base salary, pursuant to and in accordance with the Company’s annual bonus program for executives; (iii) participation in the Company’s employee benefit plans (other than bonus and incentive plans) on the same basis as such plans are generally made available to other senior executives; (iv) the right to receive restricted stock unit awards, stock option awards and other equity awards and deferred compensation, to the extent determined by the Company and the Board of Directors; such awards include one-time sign-on awards as determined by the Board; (v) the reimbursement of reasonable business expenses incurred in performing Mr. Paz’s duties; and (vi) such perquisites and fringe benefits to which the Company’s other senior executive officers are entitled and which are suitable for Mr. Paz’s position.

•	Benefits upon Termination of Employment. In addition to the right to receive earned and accrued salary and benefits under the terms of the benefit plans, if Mr. Paz’s employment is terminated without cause, or if Mr. Paz resigns with good reason (which includes the failure by the Company to renew the agreement), Mr. Paz may be entitled to, among other things, a severance payment, in the amount of 18 months of base salary plus 150% of his target bonus for the year in which the termination date occurs, and payment of the cost of continuing health benefits for Mr. Paz and his spouse and dependents for 36 months. In the event of resignation with good reason, Mr. Paz would also be entitled to a prorated bonus payment for the year during which the termination occurs. In the event of termination due to death, disability or retirement, Mr. Paz (or his estate) is generally entitled to receive accrued salary and other benefits, any annual bonus earned for a completed year, payable to the extent the pool is approved by the compensation committee of the Board of Directors, a prorated bonus payment for the year during which the termination occurs, plus payment of continuing health benefits as described above. In the event of termination for cause or by Mr. Paz other than for good reason, Mr. Paz is generally entitled to receive only accrued salary and other benefits. The agreement also contains certain additional benefits, including specific vesting provisions with respect to equity awards granted to Mr. Paz, upon retirement and in other termination scenarios, generally to the same extent provided in existing executive employment agreements as described under the caption “Employment Agreements and Potential Payments Upon Termination or Change in Control” in the 2013 Proxy Statement. After the 36-month period following termination, under certain circumstances, Mr. Paz would also be entitled to continue to participate in a retiree medical plan through age 65, so long as he pays the full cost. Further, upon termination of employment for any reason other than cause, death or disability, the Company will make available to Mr. Paz office space and an executive administrative assistant, provided he reimburses the Company at cost.

•	Restrictive Covenants. Upon termination of employment, Mr. Paz is prohibited from (i) soliciting certain business partners of the Company for a period of two years after termination; (ii) soliciting or hiring any employee of the Company for a period of two years after termination; (iii) competing with the Company for a period of eighteen months after termination; or (iv) disclosing certain confidential information with respect to the Company or its business.

•	Clawback Policy. Mr. Paz agrees to abide by the Company’s clawback and recoupment policy.

The summary of Mr. Paz’s agreement provided above does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which has been filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the appointment of Ms. Smith is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Executive Employment Agreement dated as of January 13, 2014, between the Company and George Paz.

Exhibit 99.1	Press Release, dated January 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: January 14, 2014	By:	/s/ Martin P. Akins
Martin P. Akins
Vice President, Deputy General Counsel and Corporate Secretary

Exhibit Index

Exhibit 10.1	Executive Employment Agreement dated as of January 13, 2014, between the Company and George Paz.

Exhibit 99.1	Press Release, dated January 14, 2014.